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   For Further Information:
   Charles W. Federico                               Thomas Hein
   Group President & CEO                             CFO
   Orthofix International N.V.                       Orthofix International N.V.
   704.948.2600                                      704.948.2600

   Orthofix Reports Third-Quarter and Nine-Months Results including Favorable Impact from KCI Settlement


HUNTERSVILLE, N.C., Oct. 27, 2005 - Orthofix International N.V., (NASDAQ:OFIX) today announced results for the third quarter and nine months ended Sept. 30, 2005.

Sales for the third quarter were $75.8 million, an increase of 6% over the $71.5 million reported during the same period in 2004. The incremental impact of foreign currency on sales for the third quarter of 2005 was a positive $0.2 million or 0.3%.

Net income for the third quarter was $46.0 million, or $2.81 per diluted share, compared with $8.4 million, or $0.53 per diluted share, for the same period in 2004. Net income for the third quarter included a gain of $38.2 million or $2.33 per diluted share, net of related costs and taxes, from the settlement of the KCI litigation. Diluted weighted average shares outstanding were 16,384,106 and 15,953,268 during the three months ended Sept. 30, 2005, and Sept. 30, 2004, respectively.

For the nine months, sales were $233.0 million, an increase of 9% over the $213.0 million reported during the same period in 2004. The incremental impact of foreign currency on sales for the first nine months of 2005 was a positive $2.1 million or 1.0%.

Net income for the nine months was $66.2 million, or $4.07 per diluted share, compared with $24.6 million, or $1.55 per diluted share, for the same period in 2004. Net income for the nine months included a gain of $37.7 million or $2.32 per diluted share, net of related costs and taxes, from the settlement of the KCI litigation. Diluted weighted average shares outstanding were 16,279,724 and 15,939,801 during the nine months ended Sept. 30, 2005, and Sept. 30, 2004, respectively.

The final net gain recorded by the Company from the KCI settlement is subject to adjustment based on the difference between its estimated and final contractual obligation, which it expects to finalize in the fourth quarter 2005. In addition to the net gain of $37.3 million for the nine months, the Company recorded cash received of $75.0 million and accrued liabilities, including applicable taxes, of $37.3 million at Sept. 30, 2005. The accrued liabilities relate to contractual obligations to distribute a portion of the settlement proceeds to certain parties including the former owners of Novamedix. The Company also noted that the third quarter and nine months effective tax rate reflects this settlement which was reached by a wholly-owned subsidiary which is incorporated in a favorable tax jurisdiction.

The following tables display net sales by business segment, net of inter-company eliminations and by market sector for the three and nine months ended Sept. 30, 2005, and 2004. We provide net sales by market sector for information purposes only. Orthofix maintains its books and records by business segment.

Net sales by business segment for the periods ended September 30, (In millions)

                                                                 |
                                                                 |
                             Three Months Ended September 30,    |    Nine Months Ended September 30,
                           ------------------------------------  |  -----------------------------------
                             2005       2004       % Increase    |    2005       2004      % Increase
                           --------   --------   --------------  |  --------   --------  --------------
                                                                 |
Americas Orthofix           $  35.9    $  32.1        12%        |   $ 105.6    $  93.0       14%
                                                                 |
Americas Breg               $  18.0       17.4         3%        |   $  53.3    $  50.6        5%
                                                                 |
International Orthofix      $  21.9    $  22.0         0%        |   $  74.1    $  69.4        7%
                           --------   --------   --------------  |  --------   --------  --------------
                                                                 |
Total                       $  75.8    $  71.5         6%        |   $ 233.0    $ 213.0        9%
                           ========   ========   ==============  |  ========   ========  ==============
                                                                 |




Net sales by business segment for the periods ended September 30, (In millions)

                             Three Months Ended September 30,         Nine Months Ended September 30,
                           ------------------------------------     -----------------------------------
                             2005       2004       % Increase         2005       2004      % Increase
                           --------   --------   --------------  |  --------   --------  --------------
Orthopedic Products                                              |
  Spine                     $  25.4    $  20.4        25%        |   $  73.8    $  60.2       23%
  Reconstruction               30.0       30.3        -1%        |      94.3       89.6        5%
  Trauma                       15.0       15.7        -4%        |      47.6       47.1        1%
                                                                 |
                           --------   --------   --------------  |  --------   --------  --------------
                                                                 |
Total Orthopedic               70.4       66.4         6%        |     215.7      196.9       10%
                                                                 |
Non-Orthopedic                  5.4        5.1         6%        |      17.3       16.1        7%
                           --------   --------   --------------  |  --------   --------  --------------
                                                                 |
Total                       $  75.8    $  71.5         6%        |   $ 233.0    $ 213.0        9%
                           ========   ========   ==============  |  ========   ========  ==============
                                                                 |

Charles W. Federico, President and CEO of Orthofix, stated, "Third-quarter and year-to-date sales growth in the Americas is being led by the strength of our Spine market sector in the United States. The growth is being driven by continued market acceptance of Cervical-Stim(R), used for cervical applications, and good year-over-year growth of Spinal-Stim(R), used for lumbar applications. Sales of bone growth stimulators used across all applications reflect a strong 18% growth for the third-quarter and year-to-date periods versus the prior year.

"At Breg, we experienced very positive initial market response to the Fusion(TM) Brace introduced during the third quarter, which contributed to the 9.5% growth in Breg's core bracing business for the quarter," Federico continued. "However, total Breg sales reflected a lower comparative quarterly growth rate following a computer system conversion to Oracle, which hampered order fulfillment during the third quarter. Additionally, pain therapy products are underperforming principally as the result of new-product introduction delays.

"Our International division continues to face competitive pressures for our A-V Impulse and external fixation products," said Federico. "A-V Impulse sales are behind prior year primarily as a result of the competitive landscape and decreased prices to our principal US distributor. We have focused our attention on increasing sales and decreasing production costs of the disposable Impad component. With regard to external fixation, we are beginning to see an increase in demand for plating products affecting this market. To address this demand we have introduced our first two plating products in 2005, the Guided Growth Plate (eight-Plate(TM)) and the Contours VPS wrist plate."

Federico noted that higher SG&A and lower operating income ratios for the third quarter from prior quarters reflect the combined effect of lower sales and higher spending on marketing for new product launches and previously noted higher general and administrative costs for SOX 404, legal, and employee benefits.

Federico concluded, "We are pleased with the outcome of the KCI litigation. Not only did it contribute $2.33 to earnings and significant new cash to our balance sheet during the third quarter, but also it brought to an end years of management distraction and legal spending."

The Company made a further voluntary prepayment on its outstanding term loan during the third quarter, reducing the balance on the term loan used to finance the Breg acquisition from an initial balance of $110.0 million at Dec. 30, 2003 to $52.8 million at Sept. 30, 2005.

Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the Spine, Reconstruction, and Trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages-helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients - via Orthofix's sales representatives and its subsidiaries, including Breg, Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic

Sofamor Danek and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.

                           - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)

                                              For the three months        For the nine months
                                             ----------------------      ----------------------
                                               ended September 30,        ended September 30,
                                             ----------------------      ----------------------
                                              2005            2004        2005            2004
                                             ------          ------      ------          ------
Net sales                                   $   75,812   $   71,488     $  233,040   $  213,019
Cost of sales                                   20,193       19,582         61,864       58,825
                                             ---------    ---------      ---------    ---------
  Gross profit                                  55,619       51,906        171,176      154,194
                                             ---------    ---------      ---------    ---------

Operating expenses
  Sales and marketing                           29,214       24,678         85,611       76,452
  General and administrative                     8,444        7,737         25,822       22,402
  Research and development                       2,516        2,722          8,323        8,732
  Amortization                                   1,635        1,609          4,923        4,754
                                             ---------    ---------      ---------    ---------
                                                41,809       36,746        124,679      112,340
                                             ---------    ---------      ---------    ---------

  Operating income                              13,810       15,160         46,497       41,854

Interest expense, net                           (1,160)      (1,697)        (3,721)      (4,596)
Other income/(loss), net                            73          (10)         1,508          232
KCI settlement, net of litigation costs         40,860         (562)        40,355       (1,266)
                                             ---------    ---------      ---------    ---------
  Income before income tax                      53,583       12,891         84,639       36,224

Income tax expense                              (7,563)      (4,474)       (18,434)     (11,588)
                                             ---------    ---------      ---------    ---------
  Net income                                $   46,020   $    8,417     $   66,205   $   24,636


  Net income per common share - basic       $     2.88   $     0.54     $     4.17   $     1.61

  Net income per common share - diluted     $     2.81   $     0.53     $     4.07   $     1.55


Weighted average number of common           15,986,599   15,570,313     15,881,902   15,296,717
  shares outstanding - basic

Weighted average number of common           16,384,106   15,953,268     16,279,724   15,939,801
  shares outstanding - diluted


ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)

                                                               As of              As of
                                                           September 30,       December 31,
                                                                2005               2004
                                                           -------------      -------------
Assets
Current assets:
     Cash and cash equivalents                            $       93,883     $       25,944
     Restricted cash                                              10,908             14,302
     Trade accounts receivable                                    80,885             75,321
     Inventory                                                    35,262             32,895
     Deferred income taxes                                         3,948              4,130
     Prepaid expenses and other                                   13,045             10,000
                                                           -------------      -------------
            Total current assets                                 237,931            162,592


Securities and other investments                                   4,082              4,082
Property, plant and equipment, net                                19,780             18,326
Intangible assets, net                                           232,597            239,956
Other long-term assets                                             4,388              6,144
                                                           -------------      -------------
            Total assets                                  $      498,778     $      431,100
                                                           =============      =============

Liabilities and shareholders' equity
Current liabilities:
     Bank borrowings                                      $           65     $           76
     Current portion of long-term debt                            10,454             10,057
     Trade accounts payable                                        9,183              9,507
     Other current liabilities                                    56,063             25,745
                                                           -------------      -------------
            Total current liabilities                             75,765             45,385

Long-term debt                                                    42,792             67,249
Deferred income taxes                                             15,820             17,555
Deferred income                                                        -              2,443
Other long-term liabilities                                        1,253              1,296
                                                           -------------      -------------
            Total liabilities                                    135,630            133,928
                                                           -------------      -------------


Shareholders' equity
     Common shares                                                 1,596              1,572
     Additional paid-in capital                                  106,479             98,388
                                                           -------------      -------------
                                                                 108,075             99,960
     Retained earnings                                           248,278            182,073
     Accumulated other comprehensive income                        6,795             15,139
                                                           -------------      -------------
            Total shareholders' equity                           363,148            297,172
                                                           -------------      -------------

            Total liabilities and shareholders' equity    $      498,778     $      431,100
                                                           =============      =============


ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)

                                                                For the nine months ended September 30,
                                                                ---------------------------------------
                                                                     2005                2004
                                                                -------------       -------------
Net cash provided by operating activities                      $       95,197      $        8,781
                                                                -------------       -------------

Cash flows from investing activities:
    Investment in subsidiaries and affiliates                               -              (2,081)
    Capital expenditure                                                (8,928)             (9,825)
    Proceeds from sale of investments                                       -               1,300
    Proceeds from sale of assets                                            -               1,578
    Other                                                                   -                 440
                                                                -------------       -------------
      Net cash used in investing activities                            (8,928)             (8,588)
                                                                -------------       -------------

Cash flows from financing activities:
    Net repayment of loans and borrowings                             (24,060)            (17,100)
    Proceeds from issuance of common stock                              6,367              11,151
    Payment of debt issuance costs                                          -                (532)
                                                                -------------       -------------
      Net cash used in financing activities                           (17,693)             (6,481)
                                                                -------------       -------------

Effect of exchange rate changes on cash                                  (637)                 (7)
                                                                -------------       -------------

Net increase (decrease) in cash and cash equivalents                   67,939              (6,295)
Cash and cash equivalents at the beginning of the period               25,944              31,356
                                                                -------------       -------------
Cash and cash equivalents at the end of the period             $       93,883      $       25,061
                                                                -------------       -------------